Meta Materials Enlists Multi-Faceted IP and Legal Expert, Dan Eaton, as New Chief Legal Officer

Seasoned Legal Professional, Engineer and IP Expert to Enhance Revenue Streams, Strengthen IP Claims Protection and Optimize Legal Compliance Procedures for Cost Savings

HALIFAX, NS / ACCESSWIRE / July 10, 2023 / Meta Materials Inc. (the “Company” or “META®”) (Nasdaq: MMAT, FSE: MMAT), a global leader in advanced materials and nanotechnology, is pleased to announce Mr. Daniel “Dan” Eaton as the newly appointed Chief Legal Officer, effective July 12, 2023. Bringing a rare combination of intellectual property law, electrical engineering, and deep-seated experience in the tech sector at both private and public companies, Mr. Eaton is set to leverage his comprehensive skillset to strengthen the Company's IP portfolio, financial performance, and corporate governance.

Mr. Eaton's background includes successful tenures at Katena Computing Technologies, Inc., Netronome Systems, Inc., and Zilog Inc., where his hands-on approach to legal matters and corporate governance has significantly amplified his reputation. Further testament to his strategic expertise, he has overseen several high-value acquisitions, including crucial deals with Zilog, Inc. and IXYS Corporation, demonstrating his capability to bolster business growth through strategic M&A activities.

“As we stand on the cusp of significant product launches and continue to engage with new partners and suppliers, Dan's diverse background will offer important strategic support at the executive and Board level," said George Palikaras, President and CEO. "Not only will his expertise facilitate our market penetration, but it will also fortify our competitive edge and safeguard the groundbreaking solutions we have developed over many years.”

“I am thrilled to be joining META, a progressive trailblazer in the fast-evolving nanotechnology sector," said Dan Eaton, Chief Legal Officer. "I am committed to working in close tandem with the leadership team and the Board to support best practices in corporate governance, extract the maximum value from our extensive portfolio of over 500 active patents and expedite our product commercialization."

Licensed to practice law in California and the US Patent and Trademark Office, Mr. Eaton is an inventor of 12 issued U.S. patents, with many foreign counterparts, on various technical innovations. His educational foundation spans both legal and technical domains, having earned a Juris Doctor in Intellectual Property Law from Santa Clara University and a Bachelor of Science degree in Electrical Engineering from New Mexico State University.

In his new role, Mr. Eaton will also oversee regular SEC/Nasdaq compliance and be a key figure in enhancing corporate governance. His addition as a Section 16 officer underscores his importance to the company's operations.

About Meta Materials Inc.

Meta Materials Inc. (META®) is an advanced materials and nanotechnology company. We develop new products and technologies using innovative sustainable science. Advanced materials can improve everyday products that surround us, making them smarter and more sustainable. META’s technology platforms enable global brands to develop new products to improve performance for customers in aerospace and defense, consumer electronics, 5G communications, batteries, authentication, automotive and clean energy. Learn more at www.metamaterial.com.

Media Inquiries

Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.

media@metamaterial.com

Investor Contact

Mark Komonoski
Senior Vice President
Integrous Communications
Phone: 1-877-255-8483
Email: ir@metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the impact of Mr. Eaton's appointment as CLO of the Company, the business strategies, product development, expansion plans and operational activities of the Company. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, the capabilities of our facilities and the expansion thereof, research and development projects of the Company, the total available market and market potential of the products of the Company, the market position of the Company, the need to raise more capital and the ability to do so, the scalability of the Company’s production ability, capacity for new customer engagements, material selection programs timeframes, the ability to reduce production costs, enhance metamaterials manufacturing capabilities and extend market reach into new applications and industries, the ability to accelerate commercialization plans, the possibility of new customer contracts, the continued engagement of our employees, the technology industry, market strategic and operational activities, and management’s ability to manage and to operate the business. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on May 12, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the

Page | 2

Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.

Page | 3